UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2014, RestorGenex Corporation (the “Company”) entered into an Employment Agreement with Phillip B. Donenberg (the “Donenberg Employment Agreement”) pursuant to which Mr. Donenberg was appointed Chief Financial Officer of the Company. The Donenberg Employment Agreement is for an initial term of three years, subject to extension as provided therein. Mr. Donenberg is to receive a base salary at an annual rate of $335,000 with at least an annual review and base salary increases as approved by the Board of Directors or its Compensation Committee. He will have the opportunity to earn a bonus with respect to each year during his employment based upon achievement of performance objectives set by the Board or the Compensation Committee after consultation with Mr. Donenberg with a target bonus opportunity of 45% of base salary for each year. He will also receive an initial grant of ten-year options to purchase 250,000 shares at an exercise price of $4.00 per share which will vest quarterly over the initial three-year term of his employment.

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective May 27, 2014, the Company appointed Phillip B. Donenberg as Chief Financial Officer. Mr. Donenberg replaces John F. Moynahan who resigned as Chief Financial Officer effective with Mr. Donenberg’s appointment. Mr. Moynahan has transitioned into a consulting role with the Company and it is anticipated that the Company and Mr. Moynahan will enter into a separation and release agreement.

Mr. Donenberg, age 53, served as BioSante Pharmaceuticals, Inc.’s Senior Vice President of Finance from 2010 until June 19, 2013 and Chief Financial Officer and Secretary from 1998 until June 19, 2013 when BioSante merged with ANIP Acquisition Company, d/b/a ANI Pharmaceuticals, Inc. BioSante, whose stock was listed on the NASDAQ Global Markets, was a specialty pharmaceutical company focused on developing products for women’s and men’s health and oncology. From 1995 to 1998, Mr. Donenberg was Controller of Unimed Pharmaceuticals, Inc. (currently a wholly owned subsidiary of AbbVie Inc.), a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. Prior to Unimed Pharmaceuticals, Inc., Mr. Donenberg held similar positions with other pharmaceutical companies, including Gynex Pharmaceuticals, Inc. (currently Savient Pharmaceuticals, Inc.), Applied NeuroSolutions, Inc. (formerly Molecular Geriatrics Corporation) and Xtramedics, Inc. Mr. Donenberg earned his BS in Accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of May 27, 2014 between RestorGenex Corporation and Phillip B. Donenberg.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	RESTORGENEX CORPORATION By: /s/ Stephen M. Simes Stephen M. Simes, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of May 27, 2014 between RestorGenex Corporation and Phillip B. Donenberg.

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